Consolidation of the industrial alliance between Oi and Portugal Telecom London, 2 October 2013

IMPORTANT NOTICE In the context of the recently announced intention by Portugal Telecom SGPS (“PT”), Oi S.A (“Oi”), Telemar Participações S.A. (“TPart”), AG Telecom (“AG Tel.”) and LF Telecom (“LF Tel.”), to combine PT and Oi, PT and Oi have distributed this document for the sole purpose of providing complementary information and explaining the companies’ perspective on the Transaction that is going to be proposed for the approval of the Extraordinary General Meetings (EGM) of PT and Oi, to be convened for that purpose. . The facts contained in this document are from public sources or have been prepared by both management teams. This document does not represent in any way the agreement to participate in the Transaction. The Transaction would occur only upon approval of the Transaction at the EGMs and the satisfaction of the conditions to which the Transaction is subject and in compliance with the rules and regulations established for such transactions in Portugal, Brazil, the USA and any other relevant jurisdiction. Forward-Looking Statements This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not statements of historical facts, including statements regarding the outlook and expectations of PT, Oi and the entity that will combine their businesses (“HoldCo”), business strategies, future synergies and cost savings, future costs and future liqiduity. These statements reflect the current outlook of the management of PT, Oi and HoldCo and are subject to a number of risks and uncertainties. The words "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "predicts,” "projects," “may,” “will,” “should,” “could,” "targets" and “goal” and similar words are intended to identify these forward-looking statements. There is no guarantee that the expected events, trends or results will actually occur. The statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational factors, corporate approvals and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Forward-looking statements speak only as of the date they are made. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC or of regulatory authorities in other applicable jurisdictions, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures PT, Oi or HoldCo makes on related subjects in reports and communications PT, Oi and HoldCo file with the SEC.

IMPORTANT NOTICE This communication does not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. This communication contains information with respect to (1) the proposed Oi capital increase and related public offering of common shares and preferred shares by Oi, (2) the proposed incorporation of Oi shares (incorporação de ações) into HoldCo and (2) the proposed merger (incorporação) of PT into Holdco. Oi may file a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering of its common shares and preferred shares to be issued in connection with the proposed Oi capital increase. Before you invest, you should read the prospectus in that registration statement and other documents Oi has filed with the SEC for more complete information about Oi and that offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Oi will arrange to send you the prospectus after filing if you request it by calling toll-free 1- 855-672-2332. In connection with the proposed incorporation of Oi shares into HoldCo and the proposed merger of PT into HoldCo, HoldCo or one of its affiliates plans to file with the SEC (1) one or more registration statements on Form F-4, containing a prospectus(es) that will be mailed to U.S. holders of ordinary shares of Oi and PT and to holders of ADRs representing such shares and (2) other documents regarding the proposed Transaction. Investors in ordinary shares or ADRs of PT and Oi and U.S. holders of ordinary shares of PT and Oi are urged to read the U.S. prospectus(es) regarding the Transacction, when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the U.S. prospectus(es) (when available) and other documents filed by PT, Oi and, if applicable, HoldCo with the SEC at the SEC’s website at www.sec.gov. A copy of the U.S. prospectus(es) (when available) may also be obtained for free from PT, or Oi or Holdco.

CONSOLIDATION OF THE INDUSTRIAL ALLIANCE Merger of Oi, Portugal Telecom and Oi Holding Companies (AG Tel, LF Tel and Tpart) into a corporation (“CorpCo”) to be listed on Novo Mercado, NYSE Euronext and NYSE 1 Natural fulfillment of the industrial alliance established in 2010 to create an entity with scale and diversification in strategic markets 2 Lower execution and operational risks and potential to crystallise value from growth opportunities 3 Estimated synergies of R$ 5.5 billion (NPV) 4 R$ 7 billion minimum cash capital increase with a target of R$ 8 billion and improved FCF profile 5

OVER 100 MILLION CUSTOMERS ACROSS GEOGRAPHIES Note: Above customer figures as at 2Q13 Public telephones. International operations: Unitel (9,304k customers), MTC (2,200k), Timor Telecom (618k), CVT (433k), CST (135k) and other businesses in Portugal % yoy growth for combined group. Operational highlights Thousand customers Residential Fixed lines Broadband Pay-TV Personal Prepaid Postpaid Enterprise Fixed lines Broadband Pay-TV Mobile Other Total Combined Group Post-Transaction Oi Group PT Ex. Brazil 22,309 13,921 6,332 2,055 53,017 45,059 7,958 11,326 6,021 844 113 4,348 13,603 100,254 % y.o.y (3) 18,438 12,242 5,296 900 46,896 40,235 6,661 8,755 5,306 615 - 2,834 667 (1) 74,757 3,870 1,679 1,036 1,155 6,120 4,824 1,297 2,570 715 229 113 1,514 12,936(2) 25,497 +2.6% -3.4% +9.7% +31.4% +4.0% +2.1% +15.9% +3.7% +0.3% +16.1% +43.8% +5.6% +9.5% +4.3%

PT figures as of 4Q12, converted at current exchange rate, EurBRL = 3.018 ( as at30September 2013). Calculated as EBITDA less Capex. % breakdown based on EuroBRL= 3.018 (as at30 September 2013) Assumes Africa/Asia included in Personal segment. Wholesale & Other segment including VAS. GLOBAL SCALE AND ENHANCED DIVERSIFICATION Breakdown by region (3) % Revenue breakdown by customer segments(3)(4) % 30.0% 4.7% 32.9% 32.4% Pro-Forma 2012 financial highlights R$ million Revenues EBITDA EBITDA margin (Pct) Capex Operational FCF(2) Combined Group Post-Transaction Oi Group PT Group (1) 37,453 12,770 34.1% 8,560 4,209 PT Ex. Brazil(1) 28,142 8,870 31.5% 6,564 2,306 19,916 6,847 34.4% 3,974 2,873 9,311 3,900 41.9% 1,996 1,903 75.2 3.1 21.8 69.4 2.2 28.4 Brazil Africa/Asia Portugal Revenue EBITDA 32.9 4.7 30.0 32.4 Personal Enterprise Wholesale & Other Residential

HIGHLIGHTS Natural fulfillment of the industrial alliance 2 Attractive operational benefits 3 Merger of Oi, PT and Oi Holdings 1 Combination into a single listed entity Simplification of shareholding structure Highest standard of corporate governance Migration to Novo Mercado One class of shares and same voting / dividend rights to all shareholders High liquidity and diversified international shareholder base PT and Oi have operations in strategic markets covering 260 million inhabitants PT and Oi have been working closely together since the establishment of the industrial alliance in 2010 Cross shareholdings, board representation and participation in various committees Transaction will align interests across all shareholders and debt holders Unified management team with an integrated decision-making process Combination allows for comprehensive sharing of best practices thus reducing execution risk and accelerating implementation of operational improvements Oi has the right fundamentals with an extensive fixed / mobile infrastructure, footprint and customer base, in a growth market PT has strong track record in technology & innovation and in delivering results

HIGHLIGHTS (CONT.) Attractive financial and scale benefits 4 Oi and PT have 100 million customers Combined revenues, opex and capex of R$ 37.5 billion, R$ 24.7 billion and R$ 8.6 billion, respectively R$ 5.5 billion estimated synergies (NPV) Operating synergies of c. R$ 3.3 billion Financial synergies of c. R$ 2.2 billion Strengthened financial flexibility 5 Transaction is contingent on a R$ 7 billion minimum cash capital increase with a target of R$ 8 billion Aiming at improving FCF profile Operational and financial discipline Granular approach to growth opportunities Cost discipline / capex streamlining and optimisation Shareholder remuneration of R$ 500 million per annum Focus on deleveraging

DESCRIPTION OF THE TRANSACTION

Complex structure with ON and PN shares As part of the transaction, PT SGPS, TPart, AG Tel., LF Tel. and Oi S.A. are combined PT shareholders to hold c. 38.1%(1) (2) of CorpCo Migration to Novo Mercado and listing on BMF Bovespa and NYSE Euronext and NYSE PT LF Tel. AG Tel. TPart Oi Oi Free Float PT Free Float 35% 35% 10% 90% 56% ONs 2% PNs 19% Total 7% ONs 19% PNs 15% Total 31% ONs 61% PNs 52% Total Fundação Atlântico 19% 19% 12% 12% 38% 0% ONs 6% PNs 4% Total 0% ONs 6% PNs 4% Total CorpCo Free Float One class of shares with highest governance standards 5% ONs 6% PNs 6% Total SIMPLIFIED SHAREHOLDER STRUCTURE WITH NOVO MERCADO LISTING 100% BNDES Previ Funcef Petros Current shareholding structure Post transaction structure 38% Assuming constant share price Between 36.6% and 39.6%

 All steps of the transaction are fully inter-conditional KEY TRANSACTION TERMS Combination of Oi and Portugal Telecom Cash capital increase Combination through a capital increase at Oi PT will contribute in kind its assets and liabilities (excluding its direct and indirect holdings in Oi) for Oi shares, at the same price as the concurrent cash capital increase Valuation of contributed assets subject to independent appraisal (“Laudo”) c. R$4.5bn recapitalisation of Oi’s holding (AG Tel., LF Tel. and TPart) by Portugal Telecom Merger of TPart, AG Tel., LF Tel., Oi and PT SGPS post capital increase One listed entity on Novo Mercado Simplification of the shareholding structure Minimum R$ 7 billion cash capital increase with a target of R$ 8 billion at Oi as part of the transaction R$ 2 billion subscription by TPart shareholders and BTG Pactual (1) Commitment to the highest governance standards Combined group will also be listed on NYSE Euronext and NYSE Migration to Novo Mercado 2 3 1 4 Banco BTG Pactual S.A. (”BTG Pactual”), or an investment vehicle managed by Banco BTG Pactual S.A.

CONSIDERATION FOR OI AND PT SHAREHOLDERS For each PT share: 0.6330 shares in CorpCo; plus €2.2911 equivalent in CorpCo shares at same price as R$ 8 billion target cash capital increase Core Brazilian shareholders will receive 116 million shares in CorpCo as a result of the transaction TPart shareholders and BTG Pactual(1) will invest R$ 2 billion in the capital increase BES and Ongoing will maintain their holdings in CorpCo 1 share in CorpCo for each ON share 0.9211 shares in CorpCo for each PN share Banco BTG Pactual S.A. (”BTG Pactual”), or an investment vehicle managed by Banco BTG Pactual S.A.

GOVERNANCE AND TIMETABLE

Governance

- **Newly appointed Board of Directors with an initial term of 3 years**
  - Chairman: José Mauro Mettrau Carneiro da Cunha
  - Vice-chairman: Henrique Manuel Fusco Granadeiro
  - Board members: Alexandre Jereissati Legey, Amílcar Morais Pires, Fernando Magalhães Portella, Fernando Marques dos Santos, Henrique Manuel Fusco Granadeiro, José Maria Ricciardi, José Mauro Mettrau Carneiro da Cunha, Nuno Rocha dos Santos de Almeida e Vasconcellos, Rafael Luís Mora Funes, Renato Torres de Faria and Sérgio Franklin Quintella
- **Unified management team**
  - Zeinal Bava, current CEO of Oi and PT Portugal, will serve as CEO for the combined group
  - Unified management team with proven track record of managing integrated operations

Estimated timetable

4Q 2013

- Regulatory review and clearance

1H 2014

- Shareholders meetings
- Capital increase launch
- Closing

Conditions precedent

- Transaction steps are fully inter-conditional
- Shareholder and regulatory approvals
- Successful liability management at PT and Tpart
- Full subscription of the capital increase

13

PORTUGAL TELECOM - PROVEN TRACK RECORD

SUCCESSFUL DELIVERY OF TECHNOLOGICAL TRANSFORMATION

- >90% of population covered with 4G-LTE at the end of 2012
- 4G-LTE network is a quality reference
- Best 2G and 3G national coverage



- 1.6 million homes passed with 890,000km of fibre
- 46% of the population covered with fibre, which represents approximately 74% GDP



- One of the largest, most efficient and most ecological data centres in the world (30 Pbytes capacity)
- Cloud PT, leading offer in Portugal (16GB for free)

- M_4O = 4P offer including TV, fixed broadband, fixed and mobile voice
- MEO the consumer choice of brand for convergence

Penetration of triple-play[1] and FTTH in Portugal


%
19
10
30
18
38
25
43
28
2Q10
2Q11
2Q12
2Q13
Penetration of triple-play in unique customers
Weight of FTTH in pay-TV customers

(1) Penetration of residential triple-play customer in residential unique customers

15

LEADING CONVERGENCE STRATEGY 1 Million RGUs 25% 28% 0% 10% 18% 40% are new RGUs Clear market leader with 53% market share vs. main competitor 37.6% 40.4% 19.0% 26.0% 32.8% M4O RGUs Indexed August May 11 January 2013 M4O customers %. 2Q13 4 SIM cards 3 SIM cards 2 SIM cards 1,270 2Q12 1,157 2Q11 2Q10 2Q09 2Q13 3P Pay-TV Pay-TV and 3P customers Thousand. Portugal Weight of FTTH in pay-TV customers Pay-tv market share 29 24 47 919 702 443 894 766 518 357 227

MOBILE LEADERSHIP IN PORTUGAL +1.8% PT estimate Based on weighted average of Telefónica, Vodafone and Deutsche Telekom for their domestic operations (respectively Spain, UK and Germany) Average Peers(2) Active SIM cards and market shares Thousand. % Postpaid market share(1) % Data revenues % of service revenues Postpaid net adds Thousand 2Q13 16,679 45.8 54.2 2Q12 16,594 44.1 55.9 2Q11 16,318 44.0 56.0 2Q10 15,873 44.0 56.0 TMN Other 2Q13 2Q12 M4O launch 2Q13 53.8 46.2 2Q12 51.4 48.6 2Q11 49.7 50.3 2Q10 50.3 49.7 PT Other +13pp 2Q13 35.6 2Q12 32.0 2Q11 27.8 2Q10 25.0 2Q09 22.6 26.0 22.2 16.6 11.6 29.3 105 99 11 9 -4

EFFICIENT ORGANISATION

Opex Portugal excluding D&A and PRBs
Euro million


-18%
896
896
780
743
731
1H09
1H10
1H11
1H12
1H13

- Programming costs per customer declined 7.3% y.o.y in 1H13 and will tend to benefit from further content renegotiation
- Wages and salaries to benefit from curtailment programme against a backdrop of continued efficiency gains
- Maintenance and customer support costs benefiting from fibre investments
- Opex in 1H13 still being impacted by launch of M_4O

Capex Portugal
Euro million


-21%
290
270
251
238
228
1H09
1H10
1H11
1H12
1H13

- Excluding the investment in PT's Data Centre, capex declined 15.3% y.o.y in 1H13 against a backdrop of:
  - 1.6 million homes covered with FTTH, equivalent to >46% population
  - 92% population coverage with 4G-LTE and mobile backhauling using fibre
  - Transmission network that supports 100Gbps
- Roll-out of Data Centre with capacity of up 30 PB / 50,000 servers. First block was inaugurated on 23 September 2013
- Going forward capex will experience a significant decline

18

PT IS WELL POSITIONED TO CREATE VALUE PT has demonstrated best-in-class execution in a difficult market environment and is well positioned to take advantage of its leading market position and technology investment Delivered superior performance despite difficult macro environment Continued customer growth and penetration of households Strong track record at driving cost efficiencies NGN network roll-out completed – lower capex levels going forward Future proof technology in place Best coverage, best speeds and highest reliability driving best customer experience 1.6 million FTTH homes passed (>46% Portuguese population) >90% 4G-LTE population coverage Investments in cloud positions PT well for future business opportunities Innovative services Strong performance of disruptive convergent offers with positive impact on churn Amongst highest level of RDI as percentage of revenues in Europe Successful launches in new opportunity areas underpinned by structured approach to innovation

OI – UNIQUE FOOTPRINT IN A GROWTH MARKET

FIXED-MOBILE FOOTPRINT PROVIDES A COMPETITIVE ADVANTAGE National Regional Local 115,000km national backbone Increasing coverage in Brazil Present in all Brazilian states and over 4,800 municipalities Growth in next decade skewed towards emerging clusters 230,000km of fibre 2G/3G and 4G-LTE coverage, including over 125,000 WiFi hotspots

STRONG DEMOGRAPHICS UNDERPIN DEMAND Rising middle class with higher purchasing power Higher employment Average income growth (2006-2011) of 8.9% Source: Teleco, IBGE, Cetelem BGN / Ipsos. 15% 34% 51% 22% 53% 25% AB Class C Class DE Class AB Class C Class DE Class 2005 2010 Change in demographics % of population Unemployment rate % of population Average monthly household income R$ 10.4 Jun-08 7.8 Jun-10 7.0 Jun-12 5.9 Jun-13 6.0 Jun-06 2008 2007 2011 2006 2009 720 643 596 764 912

GROWTH OPPORTUNITY DRIVEN BY CONVERGENCE AND MOBILITY AM PA AP RR AC RO MT MS TO GO DF BA SE AL PE PB RN CE MA PI MG ES RJ SP PR RS SC Northern Region Pop.: 12.55 MS Fixed: 69% MS Broadband: 49% MS Mobile: 14% Mid-West Region Pop.: 18.19 MS Fixed: 66% MS Broadband: 51% MS Mobile: 17% Ceará Region Pop.: 18.48 MS Fixed: 75% MS Broadband: 58% MS Mobile: 30% Pernambuco Region Pop.: 19.14 MS Fixed: 65% MS Broadband: 38% MS Mobile: 30% Bahia Region Pop.: 16.27 MS Fixed: 69% MS Broadband: 62% MS Mobile: 21% Southern Region Pop.: 27.73 MS Fixed: 60% MS Broadband: 41% MS Mobile: 14% São Paulo Region Pop.: 41.90 MS Fixed: NA MS Broadband: NA MS Mobile: 14% Minas Gerais Region Pop.: 23.43 MS Fixed: 62% MS Broadband: 46% MS Mobile: 22% Rio de Janeiro Region Pop.: 16.23 MS Fixed: 70% MS Broadband: 56% MS Mobile: 17% Pop.: Population in million MS: Regional Market Share in % Source: Teleco / Data Q2 2013, except population, since 2012.

FOUR KEY PRIORITIES Consolidation of business model and growth Lower unit costs and capex Asset Sales Focus on Cash flow Customers 1 Culture 3 Operational excellence with focus on improving productivity Teamwork, regional empowerment and intelligence with increased accountability Data analytics In-depth analytical tools for decision-making Segmentation Statistical models Data mining Operations 2 + Finance 4 + + - 1 2 5 4 3 7 6

CUSTOMER NEEDS SHAPE COMMERCIAL OPERATIONS Residential: convergence & bundling Business services Mobile postpaid Mobile prepaid Low end: attractive entry offers, focusing on costs Value for money: customer in search of Internet speed, bundles and Premium TV High end: differentiation products and services (Fixed-Mobile and voice/video/data convergence) Data and enhanced voice Managed Services Private networks Infrastructure solutions (data centres) IT solutions (cloud) Simplification of offers Focus of communication strategy by segment Automation of marketing campaigns to drive recharges, upsell and cross-sell Increased 3G coverage and capability Largest WiFi footprint as a differentiator Focus on data and VAS Disciplined approach to handset subsidies +

IMPLEMENTATION OF IMPROVEMENT IN ENGINEERING, OPERATIONS AND IT Control and management tools (geo-referencing, performance metrics) Leverage experience in the deployment of new technologies (IPTV, LTE, IMS, IPv6, among others) Technology roadmap with prioritisation (2G vs. 3G vs. 4G, DSL vs. fibre, etc.) Planning and network deployment Centralised operations and field management Management of IT productivity levels In-depth assessment of technical performance Creation of an action plan aligned with regional needs Pilot of new field technicians management tool started in Sep-13 Improvement of re-do rate and first-time right rate Productivity gains Actions to improve IT productivity: Conducting productivity benchmarks Working with suppliers to identify areas for joint improvement Search for additional gains through technological synergy and greater balance between suppliers

INITIATIVES TO IMPROVE CASH FLOW Quality of sales Reduced bad debt Investment optimisation Churn reduction

STRATEGIC VISION

STRATEGIC VISION FOR THE COMBINED OI AND PT Attractive markets of operation Brazil: High growth prospects Portugal: Geared for economic recovery CorpCo to deliver top line growth Consolidate business model in Brazil around convergent offers and mobility Leverage on PT’s leadership in technology and innovation to capture opportunities to diversify scope of services offered in Brazil Improve cash flow profile by instilling strong financial discipline Monetise significant synergies (NPV of R$ 5.5 billion) Maintain strong discipline in cost and capex Focus on deleveraging

ATTRACTIVE MARKETS OF OPERATION Growth potential in Brazil PT has successfully delivered on execution Source: Company results presentations, BofAML Wireless Matrix, BofAML European Telecoms Matrix, Screen Digest. (1) Penetration as of 2012. (2) Mobile market share corresponds to postpaid mobile market share (PT estimate). PT’s 3P market share versus largest competitor. (3) As at 4Q11 Driving Convergence and Fibre Penetration in Portugal 3P TV Mobile +4pp +8pp +4pp (3) UK Brazil +33pp +67pp Portugal USA Smartphone penetration 3G penetration Significant Potential for 3G and Smartphone Take-up(1) % of population +24pp +55pp Portugal USA UK Brazil Broadband Pay-TV Mobile, 3P and pay-TV market shares % +24pp +18pp 2Q13 2Q12 2Q11 2Q10 3P and FTTH Penetration %. % of pay-TV customers FTTH 3G penetration Pay TV and Broadband Penetration(1) % of households. % of population Successfully Gaining Market Shares(2) 102 81 77 35 33 39 49 16 79 54 26 86 22 34 10 28 43 38 30 19 28 25 18 10

Incremental Innovation CONSOLIDATE BUSINESS MODEL AROUND CONVERGENCE AND MOBILITY Convergence Innovation Next generation networks Cloud >90% 4G-LTE coverage #1 European fibre infrastructure One of the largest and most energy efficient data centres in the world 115,000km national backbone (largest coverage in Brazil) 230,000km fibre coverage Presence in all states and 4,800 municipalities Roll-out of efficient 4G-LTE technology (50% coverage of 6 cities) Cloud offer has been launched and provides valued added IT solutions for customers Twin Programme in Brazil Structured Approach to Innovation Medium Long Time Horizon Risk Business Development Coordination of cross segment, structural projects Short Planned Innovation Exploratory Innovation Short Medium Long Incremental Innovation Planned Innovation Exploratory Innovation Manaus Cities that already have Oi’s 4G Cities that already have Oi’s 4G by December 2013 4G 4G 4G 4G 4G 4G 4G Fortaleza Recife Salvador Belo Horizonte Rio de Janeiro Brasília 4G 4G 4G 4G São Paulo Curitiba Porto Alegre Cuiabá 4G Natal 4G 4G Innovação Disruptive Intermediate Incremental Oi Conta Total w/ TV Oi ContaTotal Casa Total Internet Total Fixo Total 4P 3P 3P 2P 2P

RELEVANT MANAGEMENT EXPERTISE Convergence Next generation networks Operational excellence Strong track record of cost cutting throughout the cycle NGN network rollout completed: more capex efficiencies #2 operator in Europe to launch 4P Strong success / leadership MEO consumer brand of choice 4G-LTE FTTH Cloud Share best practices Leverage PT’s products and platform for Brazilian launch Strong Pay-TV take-up in Brazil Commitment to operational excellence under new management Leverage largest network in Brazil Launch of cloud offers Complete future proof technology network

ACTION PLAN IN PLACE TO DELIVER SHORT TERM EFFICIENCY GAINS 1 IT platform Implement best practice IT architecture to improve time to market and reduce costs Commitment to Achieve Operational Excellence Area of Focus 2 Field force Improve installation time, productivity, redo rates and prevent customer calls and truck rolls 3 Customer care Promote selfcare and improve service and collection cost per customer 4 Sales Focus on lower churn and maximise customer lifetime value 5 G&A Leaner structure and internal culture of cost and financial discipline

FINANCIAL PROFILE

SCALE AND DIVERSIFICATION >100 million customers c. 260 million population under coverage Regional diversification: Brazil, Portugal, Africa/Asia Product and customer diversification Combined Financial Profile Pro-Forma 2012, R$bn(1) 34% 11% % Margin(2) 30.0% 4.7% 32.9% 32.4% 1.0 0.2 OpFCF 4.2 0.5 8.3 2.3 EBITDA 12.8 3.4 8.9 Revenues 37.5 1.7 28.1 Africa/Asia Portugal Brazil 4.7 30.0 32.9 32.4 Wholesale & Other Enterprise Personal Residential Revenue breakdown by customer segments(3)(4) % Note: OpFCF defined as EBITDA less Capex. PT figures as at 4Q12, converted at current exchange rate, EurBRL = 3.018 (as at 30 September 2013). % of revenues. % breakdown based on BRL:EUR = 3.018 (as at30 September 2013). Assumes Africa/Asia included in Personal segment. Wholesale & Other segment including VAS.

IMPROVED FINANCIAL FLEXIBILITY Minimum R$ 7 billion cash capital increase with a target of R$ 8 billion to reduce the leverage of the group Commitment to deleveraging Improve FCF profile Impact of efficiencies Positive impact of synergies Improved cash management with centralised treasury Pro forma net debt of R$ 41.2 billion (1) equivalent to a net debt / EBITDA of 3.3x (2) Key points PT’s net debt converted at current EUR:BRL of 3.018 (as at 30 September 2013); Oi’s net debt excludes PT stake of R$773m (fair value as of Q2 13). Based on LTM EBITDA June 2013.

SIZEABLE SYNERGY POTENTIAL 192 261 69 Run Rate (R$million)(3) Total synergies 5.5 Financial synergies 2.2 Operational synergies 3.3 Capex synergies 1.2 Opex synergies 2.1 Procurement opex 11.6 Procurement capex 11.6 IT/Network Opex 6.7 IT/Network Capex 3.0 Other opex 16.1 Other capex 11.8 Organisational 39.3 Operating synergies breakdown (1) % Synergies NPV Overview (2) R$ billion Operational excellence and commitment to financial discipline Impact of efficiency gains Operating and financial synergies Key points Note: Above synergy figures as per company guidance. (1) Based on run-rate. (2) NPV valuation as at31-Dec-13 based on 10% discount rate. (3) Pre-tax.

CONCLUSION Attractive growth prospects in diversified footprint with reduced execution risk Growth in Brazil Leverage investments already made in Portugal Improved time to market to crystallize growth opportunities in Brazil Synergies and efficiency gains to underpin FCF improvement Improved balance sheet flexibility reduces financial risk and will underpin future investments in the growth of the business Simplified governance and listing on Novo Mercado, NYSE Euronext and NYSE